Exhibit 99.3

FARGO TELECOM ASIA LIMITED MAESTRO WIRELESS SOLUTIONS LIMITED AND THEIR SUBSIDIARIES Combined Financial Statements For the years ended December 31, 2018 and 2017

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

C O N T E N T S

Pages

Independent Auditor’s Report	1 - 2

Combined Statements of Profit or Loss	3

Combined Statements of Profit or Loss and Other Comprehensive Income	4

Combined Statements of Financial Position	5 - 6

Combined Statements of Changes in Equity	7

Combined Statements of Cash Flows	8 - 9

Notes to the Combined Financial Statements	10 - 64

i

INDEPENDENT AUDITOR’S REPORT

TO THE BOARD OF DIRECTORS OF

Lantronix, Inc.

Report on the Financial Statements

We have audited the accompanying combined financial statements of Fargo Telecom Asia Limited, Maestro Wireless Solutions Limited and their subsidiaries (collectively, the “Combined Group”) set out on pages 3 to 69 which comprise the combined statements of financial position as at December 31, 2018 and 2017, and the combined statements of profit or loss, profit or loss and other comprehensive income, changes in equity and cash flows for each of the years then ended, and related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with the basis of preparation and presentation as set out in Note 1 to the combined financial statements; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Combined Group as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with the basis of preparation and presentation as set out in Note 1 to the combined financial statements.

1

INDEPENDENT AUDITOR’S REPORT

TO THE BOARD OF DIRECTORS OF

Lantronix, Inc.

Emphasis of Matter Regarding Going Concern

The accompanying combined financial statements have been prepared assuming that the Combined Group will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Combined Group had incurred consecutive losses and operating cash outflows for the years ended December 31, 2018 and 2017 and, as at December 31, 2018, the Combined Group had net current liabilities of US$7,228,000 and net liabilities of US$7,111,000. These events or conditions, along with other matters as set out in Note 1, indicate that a material uncertainty exists that may cast significant doubt on the Combined Group’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect of this matter.

/s/ RSM Hong Kong
Certified Public Accountants
Hong Kong

September 13, 2019

2

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED STATEMENTS OF PROFIT OR LOSS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Note	2018	2017

Revenue	6	$10,707	$10,539

Cost of revenue		(6,352)	(6,513)

Gross profit		4,355	4,026

Investment and other income	7	212	503
Other gains and losses, net	8	51	(24)
Impairment loss of trade receivables		(14)	(14)
Impairment loss of other receivables		(12)	(48)
Impairment loss of amounts due from related companies		(93)	(884)
Selling and distribution expenses		(1,829)	(1,815)
Administrative expenses		(2,610)	(1,926)
Other operating expenses		(1,009)	(888)

Loss from operations		(949)	(1,070)

Finance costs	9	(61)	(61)

Loss before tax		(1,010)	(1,131)

Income tax	10	9	(31)

Loss for the year	11	(1,001)	(1,162)

Attributable to:

Owners of Fargo Telecom Asia Limited (“FTA”) and Maestro Wireless Solutions Limited (“Maestro”)		(975)	(1,147)
Non-controlling interests		(26)	(15)

		$(1,001)	$(1,162)

3

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED STATEMENTS OF PROFIT OR LOSS AND

OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Note	2018	2017

Loss for the year		$(1,001)	$(1,162)

Other comprehensive income:
Item that may be reclassified to profit or loss:
Exchange differences on translating foreign operations		(14)	102

Total comprehensive income for the year		(1,015)	(1,060)

Attributable to:

Owners of FTA and Maestro		(984)	(1,058)
Non-controlling interests		(31)	(2)

		$(1,015)	$(1,060)

4

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED STATEMENTS OF FINANCIAL POSITION

AT DECEMBER 31, 2018 AND 2017

	Note	2018	2017

ASSETS AND LIABILITIES

Non-current assets
Property, plant and equipment	14	$148	$242
Intangible assets	15	15	55
Deferred tax assets	25	9	10

		172	307

Current assets
Inventories	16	1,701	1,707
Trade receivables	17	1,649	1,059
Prepayment, deposit and other receivables		206	207
Amounts due from related companies	21	13	91
Bank and cash balances	18	225	615
Current tax assets		21	21

		$3,815	$3,700

Current liabilities
Trade payables	19	$1,700	$1,203
Accruals and other payables	20	1,433	1,264
Amounts due to related companies	21	2,335	2,301
Amount due to a director	21	128	128
Amount due to a non-controlling shareholder of a subsidiary	21	9	10
Amount due to immediate parent	21	1,897	1,903
Amounts due to intermediate parents	21	1,489	1,328
Borrowings	22	2,046	1,880
Finance lease payables	23	6	13

		11,043	10,030

Net current liabilities		(7,228)	(6,330)

Non-current liabilities
Finance lease payables	23	19	26
Deferred tax liabilities	25	5	16
Retirement benefit obligations	24	31	31

		55	73

Net liabilities		$(7,111)	$(6,096)

5

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED STATEMENTS OF FINANCIAL POSITION

AT DECEMBER 31, 2018 AND 2017

	Note	2018	2017

EQUITY

Equity attributable to owners of FTA and Maestro
Share capital	26	$1	$1
Reserves		(7,192)	(6,208)

		(7,191)	(6,207)

Non-controlling interests		80	111

Total equity		$(7,111)	$(6,096)

Approved by the following directors on September 13, 2019:

/s/ Mr. Jeremy Ray WHITAKER Director of Fargo Telecom Asia Limited Director of Maestro Wireless Solutions Limited	/s/ Mr. Xavier Francois Pierre DUPONT Director of Fargo Telecom Asia Limited Director of Maestro Wireless Solutions Limited

6

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Attributable to owners of FTA and Maestro
	Share capital	Accumulated losses	Foreign currency translation reserve	Non- controlling interests	Total

At January 1, 2017	$1	$(4,986)	$(164)	$113	$(5,036)

Total comprehensive income for the year	–	(1,147)	89	(2)	(1,060)

At December 31, 2017 and January 1, 2018	1	(6,133)	(75)	111	(6,096)

Total comprehensive income for the year	–	(975)	(9)	(31)	(1,015)

At December 31, 2018	$1	$(7,108)	$(84)	$80	$(7,111)

7

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES

Loss before tax	$(1,010)	$(1,131)
Adjustments for:
Allowance on inventories, net (Note 16)	150	246
Interest income (Note 7)	–	(5)
Gain on disposals of property, plant and equipment (Note 8)	(3)	(4)
Impairment loss of trade receivables	14	14
Impairment loss of other receivables	12	48
Impairment loss of amounts due from related companies	93	884
Amortization of intangible assets (Note 15)	38	49
Depreciation (Note 14)	105	138
Interest expenses (Note 9)	61	61

Operating (loss)/profit before working capital changes	(540)	300
Increase in inventories	(144)	(38)
(Increase)/decrease in trade receivables	(604)	428
Increase in prepayment, deposits and other receivables	(11)	(8)
Increase in amounts due from related companies	(15)	(882)
Increase in trade payables	497	313
Increase/(decrease) in accruals and other payables	169	(403)
Increase in amount due to a related company	43	–
Increase in retirement benefits obligations	4	4

Cash used in operations	(601)	(286)
Interest paid (Note 9)	(61)	(61)
Tax paid	(4)	(48)

Net cash used in operating activities	(666)	(395)

CASH FLOWS FROM INVESTING ACTIVITIES

Interest income (Note 7)	–	5
Purchase of property, plant and equipment	(30)	(40)
Proceeds from disposals of property, plant and equipment	15	22
Increase in amount due from a related company	–	(79)

Net cash used in investing activities	$(15)	$(92)

8

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

CASH FLOW FROM FINANCING ACTIVITIES

Decrease in amount due to a related company	$(9)	$(21)
Increase in amounts due to a director	–	128
(Decrease)/increase in amount due to a non-controlling shareholder of a subsidiary	(1)	2
Decrease in amount due to immediate parent	(6)	(17)
Increase in amount due to intermediate parents	161	17
Import loan raised	56	1,252
Import loan repaid	–	(1,857)
Loan from a shareholder of Dragon Fortune International Limited (“Dragon Fortune”)	100	–
Repayment of loan from a shareholder of Dragon Fortune	(34)	(49)
Repayment of finance lease payables	(13)	(10)

Net cash generated from/(used in) financing activities	254	(555)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(427)	(1,042)

Effect of foreign exchange rate changes	(13)	(99)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	(1,187)	(244)

CASH AND CASH EQUIVALENTS AT END OF YEAR	$(1,627)	$(1,187)

ANALYSIS OF CASH AND CASH EQUIVALENTS

Bank and cash balances	$225	$615
Bank overdrafts	$(1,852)	$(1,802)

	$(1,627)	$(1,187)

9

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

1.	BASIS OF PREPARATION AND PRESENTATION OF COMBINED FINANCIAL STATEMENTS

Fargo Telecom Asia Limited (“FTA”) and Maestro Wireless Solutions Limited (“Maestro”) were incorporated in Hong Kong with limited liability. The address of their registered office and principal place of business is Unit A&B, 9/F., Wing Cheong Industrial Building, 121 King Lam Street, Cheung Sha Wan, Kowloon, Hong Kong.

FTA and Maestro were engaged in manufacturing and selling of wireless communication and GNSS tracking modules during the years ended December 31, 2018 and 2017 (the “Reporting Periods”). Throughout the Reporting Periods, in the opinion of FTA and Maestro’s directors, Maestro & FALCOM Holdings Limited (formerly known as Fargo Telecom Holdings Limited), a company incorporated in the British Virgin Islands, was the immediate parent; and Century Win Industrial Limited, a company incorporated in Hong Kong, was the ultimate parent and Mr. Cheng Han Ngok, Steve was the ultimate controlling party of FTA and Maestro.

As at December 31, 2018 and 2017, FTA and Maestro had direct or indirect interest in their subsidiaries, all of which are private limited companies, the particulars of which are set out below:

Name of subsidiary	Place of Incorporation/ establishment	Issued/ paid up capital	Attributable equity interest of the Combined Group		Principal activities
			Direct	Indirect

Falcom GmbH	Germany	250,000 ordinary shares of EUR1 each	83%	–	R&D, manufacturing and selling of wireless communication and GNSS tracking modules and provision of engineering services

Fargo Telecom Technologies Private Limited	India	50,000 equity shares of Rs.10 each	–	100%	Selling of wireless communication and GNSS tracking modules

Maestro Europe, Sociedad Limitada (Formerly known as 2Embedcom, SL)	Spain	43,846 ordinary shares of EUR2 each	–	66.4%	Selling of wireless communication and GNSS tracking modules

10

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

1.	BASIS OF PREPARATION AND PRESENTATION OF COMBINED FINANCIAL STATEMENTS (CONT’D)

Name of subsidiary	Place of Incorporation/ establishment	Issued/ paid up capital	Attributable equity interest of the Combined Group		Principal activities
			Direct	Indirect

新念科技(深圳)有限公司 Maestro China Limited (Formerly known as Smart Gears (Shenzhen) Limited) (Note)	The People’s Republic of China	RMB1,500,000	–	100%	Selling of wireless communication and GNSS tracking modules

Note: English name for identified purpose.

During the Reporting Periods, FTA, Maestro and their respective subsidiaries (collectively, the “Combined Group”) were under the common control and management of Maestro & FALCOM Holdings Limited, therefore, for the purpose of these combined financial statements, the combined statements of profit or loss, combined statements of profit or loss and other comprehensive income, combined statements of changes in equity and combined statements of cash flows of the Combined Group during the Reporting Periods include the results of the combining companies that comprising the Combined Group. The combined statements of financial position of the Combined Group have been prepared to present the assets and liabilities of combining companies as at December 31, 2018 and 2017.

The financial information of all combining companies have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standard Board (the “IASB”). IFRSs comprise International Financial Reporting Standards (“IFRS”); International Accounting Standards (“IAS”); and Interpretations. Significant accounting policies adopted by the combining companies are disclosed below.

The IASB has issued certain new and revised IFRSs that are first effective or available for early adoption for the Reporting Periods of the Combined Group. Note 2 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Combined Group for the Reporting Periods reflected in these combined financial statements. For the purpose of these combined financial statements, IFRS 9 Financial Instruments and IFRS 15 Revenue from Contracts with Customers were early adopted by all combining companies as at January 1, 2017.

11

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

1.	BASIS OF PREPARATION AND PRESENTATION OF COMBINED FINANCIAL STATEMENTS (CONT’D)

The Combined Group has incurred consecutive losses and operating cash outflows for the years ended December 31, 2018 and 2017 and as at December 31, 2018 the Combined Group had net current liabilities and net liabilities of US$7,228,000 and US$7,111,000 respectively. These events or conditions indicate the existence of a material uncertainty which may cast significant doubt on the Combined Group’s ability to continue as a going concern. Therefore, the Combined Group may be unable to realize its assets and discharge its liabilities in the normal course of business.

These combined financial statements have been prepared on a going concern basis, the validity of which depends upon the financial support of FTA and Maestro’s shareholder, Lantronix, Inc. at a level sufficient to finance the working capital requirements of the Combined Group. Lantronix, Inc. has agreed to provide adequate funds for the Combined Group to meet its liabilities as they fall due. The directors are therefore of the opinion that it is appropriate to prepare the combined financial statements on a going concern basis. Should the Combined Group be unable to continue as a going concern, adjustments would have to be made to the combined financial statements to adjust the value of the Combined Group’s assets to their recoverable amounts, to provide for any further liabilities which might arise and to reclassify non-current assets as current assets.

2.	ADOPTION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS

(a)	Early adoption of new IFRSs

The Combined Group has early adopted the following IFRSs on January 1, 2017:

(i)	IFRS 9 Financial Instruments; and
(ii)	IFRS 15 Revenue from Contracts with Customers

The nature and effect of the key changes to the Combined Group’s accounting policies resulting from its adoption of IFRS 9 and IFRS 15 are summarized below.

IFRS 9 Financial instruments

IFRS 9 Financial Instruments replaces the provisions of IAS 39 that relate to the recognition, classification and measurement of financial assets and financial liabilities, derecognition of financial instruments, impairment of financial assets and hedge accounting.

The Combined Group has applied IFRS 9 in accordance with the transition provisions set out in IFRS 9, i.e. applied the classification and measurement requirements retrospectively to instruments that have not been derecognized as at January 1, 2017 (date of initial application) and has not applied the requirements to instruments that have already been derecognized as at January 1, 2017.

The adoption of IFRS 9 resulted in the following changes to the Combined Group’s accounting policies.

12

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

2.	ADOPTION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (CONT’D)

(a)	Early adoption of new IFRSs (cont’d)

IFRS 9 Financial instruments (cont’d)

(i)	Classification (cont’d)

From January 1, 2017, the Combined Group classifies its financial assets in the following measurement categories:

•	those to be measured subsequently at FVTOCI or FVTPL, and
•	those to be measured at amortized cost.

The classification depends on the Combined Group’s business model for managing the financial assets and the contractual terms of the cash flows.

Under the new measurement categories requirement, all of the Combined Group’s financial assets were reclassified as to be measured at amortized cost on January 1, 2017.

(ii)	Measurement

The Combined Group reclassifies debt investments when and only when its business model for managing those assets changes.

At initial recognition, the Combined Group measures financial assets at its fair value plus, in the case of financial assets not at FVTPL, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVTPL are expensed in profit or loss.

Subsequent measurement of debt instruments depends on the Combined Group’s business model for managing the asset and the cash flow characteristics of the asset. The Combined Group classifies its debt instruments as measured at amortized cost. Such financial assets are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Interest income from these financial assets is included in other income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in profit or loss and presented in other gains/(losses), together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

13

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

2.	ADOPTION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (CONT’D)

(a)	Early adoption of new IFRSs (cont’d)

IFRS 9 Financial instruments (cont’d)

(iii)	Impairment

From January 1, 2017, the Combined Group assesses on a forward looking basis the expected credit losses associated with its debt instruments carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, the Combined Group applies the simplified approach permitted by IFRS 9, which requires expected lifetime losses to be recognized from initial recognition of the receivables.

The early adoption of IFRS 9 on January 1, 2017 has no impact to the Combined Group’s opening accumulated losses as at January 1, 2017 as a result of the application of IFRS 9 classification of measurement categories and impairment model requirements.

The measurement categories for all financial liabilities remain the same. The carrying amounts for all financial liabilities at January 1, 2017 have not been impacted by the initial application caused by early adoption.

IFRS 15 Revenue from contracts with customers

IFRS 15 Revenue from Contracts with Customers establishes a comprehensive framework for determining whether, how much and when revenue is recognized. It replaced IAS 18 Revenue, IAS 11 Construction Contracts and related interpretations.

For the purpose of these combined financial statements, IFRS 15 has been applied retrospectively with the cumulative effect of initially applying this standard recognized at the date of initial application, January 1, 2017. Any difference at the date of initial application is recognized in the opening accumulated losses (or other components of equity, as appropriate). Furthermore, in accordance with the transition provisions in IFRS 15, the Combined Group has elected to apply IFRS 15 retrospectively only to contracts that are not completed at January 1, 2017.

The adoption of IFRS 15 does not have a significant impact on how the Combined Group recognizes revenue from sale of its products and services. As a result, there is no impact on the Combined Group’s opening accumulated losses as at January 1, 2017.

14

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

2.	ADOPTION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (CONT’D)

(b)	New and revised IFRSs in issue but not yet effective

The Combined Group has not early applied new and revised IFRSs that have been issued but are not yet effective for the respective financial years. These new and revised IFRSs include the following which may be relevant to the Combined Group.

Effective for accounting periods beginning on or after

IFRS 16 Leases	January 1, 2019

IFRIC 23 Uncertainty over Income Tax Treatments	January 1, 2019

Annual Improvements to IFRSs 2015 -2017 Cycle	January 1, 2019

The Combined Group is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far the Combined Group has identified some aspects of IFRS 16 which may have certain impact on the combined financial statements. Further details of the expected impacts are discussed below. While the assessment has been substantially completed for IFRS 16, the actual impacts upon the initial adoption of the standards may differ as the assessment completed to date is based on the information currently available to the Combined Group, and further impacts may be identified before the standards are initially applied. The Combined Group may also change its accounting policy elections, including the transition options, until the standards are initially applied.

IFRS 16 Leases

IFRS 16 Leases replaces IAS 17 Leases and related interpretations. The new standard introduces a single accounting model for lessees. For lessees the distinction between operating and finance leases is removed and lessees will recognize right-of-use assets and lease liabilities for all leases (with optional exemptions for short-term leases and leases of low value assets).

IFRS 16 is effective for annual periods beginning on or after January 1, 2019. The Combined Group intends to apply the simplified transition approach and will not restate comparative amounts for the year prior to first adoption.

Based on a preliminary assessment, the standard will affect primarily the accounting for the Combined Group’s operating leases. The Combined Group’s office property leases are currently classified as operating leases and the lease payments (net of any incentives received from the lessor) are recognized as an expense on a straight-line basis over the lease term. Under IFRS 16 the Combined Group may need to recognize and measure a liability at the present value of the future minimum lease payments and recognize a corresponding right-of-use asset for these leases. The interest expense on the lease liability and depreciation on the right-of-use asset will be recognized in profit or loss. The Combined Group’s assets and liabilities will increase and the timing of expense recognition will also be impacted as a result.

15

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

2.	ADOPTION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (CONT’D)

(b)	New and revised IFRSs in issue but not yet effective (cont’d)

IFRS 16 Leases (cont’d)

As disclosed in Note 28, the Combined Group’s future minimum lease payments under non-cancellable operating leases for its office premises amounted to US$180,000 as at December 31, 2018. These leases are expected to be recognized as lease liabilities, with corresponding right-of-use assets, once IFRS 16 is adopted. The amounts will be adjusted for the effects of discounting and the transition reliefs available to the Combined Group.

Other than the recognition of lease liabilities and right-of-use assets, the Combined Group expects that the transition adjustments to be made upon the initial adoption of IFRS 16 will not be material. However, the expected changes in accounting policies as described above could have certain impact on the Combined Group’s combined financial statements from 2019 onwards.

IFRIC 23 Uncertainty over Income Tax Treatments

The interpretation of IAS 12 Income Taxes sets out how to apply that standard when there is uncertainty about income tax treatments. Entities are required to determine whether uncertain tax treatments should be assessed separately or as a Combined Group depending on which approach will better predict the resolution of the uncertainties. Entities will have to assess whether it is probable that a tax authority will accept an uncertain tax treatment. If yes, the accounting treatment will be consistent with the entity’s income tax filings. If not, however, entities are required to account for the effects of the uncertainty using either the most likely outcome or expected value method depending on which method is expected to better predict its resolution.

The Combined Group is unable to estimate the impact of the interpretation on the combined financial statements until a more detailed assessment has been completed.

3.	SIGNIFICANT ACCOUNTING POLICIES

These combined financial statements have been prepared under the historical cost convention, unless mentioned otherwise in the accounting policies below.

The preparation of combined financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgments in the process of applying the Combined Group’s accounting policies. The areas involving a high degree of judgment or complexity, or areas where assumptions and estimates are significant to the combined financial statements are disclosed in Note 4.

16

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

The significant accounting policies applied in the preparation of these combined financial statements are set out below.

(a)	Consolidation of subsidiaries of FTA and Maestro

The combined financial statements include the financial statements of FTA, Maestro and their subsidiaries made up to December 31. Subsidiaries are entities over which the Combined Group has control. The Combined Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The Combined Group has power over an entity when the Combined Group has existing rights that give it the current ability to direct the relevant activities, i.e. activities that significantly affect the entity’s returns.

When assessing control, the Combined Group considers its potential voting rights as well as potential voting rights held by other parties. A potential voting right is considered only if the holder has the practical ability to exercise that right.

Subsidiaries are consolidated from the date on which control is transferred to the Combined Group. They are de-consolidated from the date the control ceases.

The gain or loss on the disposal of a subsidiary that results in a loss of control represents the difference between (i) the fair value of the consideration of the sale plus the fair value of any investment retained in that subsidiary and (ii) FTA and Maestro’s share of the net assets of that subsidiary plus any remaining goodwill and any accumulated foreign currency translation reserve relating to that subsidiary.

Intragroup transactions, balances and unrealized profits are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Non-controlling interests represent the equity in subsidiaries not attributable, directly or indirectly, to FTA and Maestro. Non-controlling interests are presented in the combined statement of financial position and combined statement of changes in equity within equity. Non-controlling interests are presented in the combined statement of profit or loss and combined statement of profit or loss and other comprehensive income as an allocation of profit or loss and total comprehensive income for the year between the non-controlling shareholders and owners of FTA and Maestro.

Profit or loss and each component of other comprehensive income are attributed to the owners of FTA and Maestro and to the non-controlling shareholders even if this results in the non-controlling interests having a deficit balance.

17

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(a)	Consolidation of subsidiaries of FTA and Maestro (cont’d)

Changes in FTA and Maestro’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions (i.e. transactions with owners in their capacity as owners). The carrying amounts of the controlling and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiary. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to the owners of FTA and Maestro.

(b)	Business combination (other than under common control) and goodwill

The acquisition method is used to account for the acquisition of a subsidiary in a business combination. The consideration transferred in a business combination is measured at the acquisition-date fair value of the assets given, equity instruments issued, liabilities incurred and any contingent consideration. Acquisition-related costs are recognized as expenses in the periods in which the costs are incurred and the services are received. Identifiable assets and liabilities of the subsidiary in the acquisition are measured at their acquisition-date fair values.

The excess of the sum of the consideration transferred over the Combined Group’s share of the net fair value of the subsidiary’s identifiable assets and liabilities is recorded as goodwill. Any excess of the Combined Group’s share of the net fair value of the identifiable assets and liabilities over the sum of the consideration transferred is recognized in consolidated profit or loss as a gain on bargain purchase which is attributed to the Combined Group.

In a business combination achieved in stages, the previously held equity interest in the subsidiary is remeasured at its acquisition-date fair value and the resulting gain or loss is recognized in consolidated profit or loss. The fair value is added to the sum of the consideration transferred in a business combination to calculate the goodwill.

18

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Business combination (other than under common control) and goodwill (cont’d)

The non-controlling interests in the subsidiary are initially measured at the non-controlling shareholders’ proportionate share of the net fair value of the subsidiary’s identifiable assets and liabilities at the acquisition date.

After initial recognition, goodwill is measured at cost less accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is allocated to each of the cash-generating units (“CGUs”) or groups of CGUs that is expected to benefit from the synergies of the combination. Each unit or group of units to which the goodwill is allocated represents the lowest level within the Combined Group at which the goodwill is monitored for internal management purposes. Goodwill impairment reviews are undertaken annually, or more frequently if events or changes in circumstances indicate a potential impairment. The carrying value of the CGU containing the goodwill is compared to its recoverable amount, which is the higher of value in use and the fair value less costs of disposal. Any impairment is recognized immediately as an expense and is not subsequently reversed.

(c)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the combined financial statements of each of the Combined Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The functional currency of FTA and Maestro is Hong Kong Dollars (“HK$”). The combined financial statements are presented in United State Dollars (“US$”). The directors consider that choosing US$ as the presentation currency best suits the need of shareholders and investors.

(ii)	Transactions and balances in financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognized in profit or loss.

Non-monetary items that are measured at fair values in foreign currencies are translated using the exchange rates at the dates when the fair values are determined.

When a gain or loss on a non-monetary item is recognized in other comprehensive income, any exchange component of that gain or loss is recognized in other comprehensive income. When a gain or loss on a non-monetary item is recognized in profit or loss, any exchange component of that gain or loss is recognized in profit or loss.

19

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)	Foreign currency translation (cont’d)

(iii)	Translation on combination and consolidation

The results and financial positions of all the Combined Group’s entities that have a functional currency different from the Combined Group’s presentation currency are translated into the Combined Group’s presentation currency as follows:

-	Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

-	Income and expenses are translated at average exchange rates for the period (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the exchange rates on the transaction dates); and

-	All resulting exchange differences are recognized in other comprehensive income and accumulated in the foreign currency translation reserve.

On consolidation, exchange differences arising from the translation of monetary items that form the part of the net investment in foreign entities and of borrowings are recognized in the other comprehensive income and accumulated in the foreign currency translation reserve. When a foreign operation is sold, such exchange differences are reclassified to combined profit or loss as part of the gain or loss on disposal.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

(d)	Property, plant and equipment

Property, plant and equipment are stated in the combined statement of financial position less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Combined Group and the cost of the item can be measured reliably. All other repairs and maintenance are recognized in profit or loss during the period in which they are incurred.

20

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d)	Property, plant and equipment

Depreciation of property, plant and equipment is calculated at rates sufficient to write off their cost or revalued amounts less their residual values over the estimated useful lives on a straight-line basis. The principal annual rates are as follows:

Leasehold improvements	20%
Plant and machinery	10% - 25%
Furniture and equipment	20%
Motor vehicle	16% - 33 1/3%

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period.

The gain or loss on disposal of fixed assets is the difference between the net sales proceeds and the carrying amount of the relevant asset, and is recognized in profit or loss.

(e)	Intangible assets acquired in a business combination and acquired separately

Intangible assets acquired in a business combination are identified and recognized separately from goodwill where they satisfy the definition of an intangible asset and their fair values can be measured reliably. The cost of such intangible assets is their fair value at the acquisition date.

Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets acquired separately.

21

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Intangible assets acquired in a business combination and acquired separately (cont’d)

Amortization of intangible assets is charged to profit or loss on a straight line basis over their estimated useful lives as follows:

Technological know-how	3 years
Customer relationship	5 years

Both the periods and method of amortization are review annually.

(f)	Operating leases (the Combined Group as lessee)

Leases that do not substantially transfer to the Combined Group all the risks and rewards of ownership of assets are accounted for as operating leases. Lease payments (net of any incentives received from the lessor) are recognized as an expense on a straight-line basis over the lease term.

(g)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out basis. The cost of finished goods and work in progress comprises raw materials, direct labour and an appropriate proportion of all production overhead expenditure, and where appropriate, subcontracting charges. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

(h)	Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognized in the combined statement of financial position when the Combined Group’s becomes a party to the contractual provisions of the instruments.

22

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h)	Recognition and derecognition of financial instruments (cont’d)

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at FVTPL) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

The Combined Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Combined Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Combined Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Combined Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Combined Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

The Combined Group derecognizes financial liabilities when, and only when, the Combined Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously. The legally enforceable right must not be contingent on future events and must be enforceable in the normal course of business and in the event of default, insolvency or bankruptcy of the company or the counterparty.

23

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(i)	Financial assets

All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

Debt investments

Debt investments held by the Combined Group are classified into one of the following measurement categories:

-	Amortized cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

-	FVTOCI - recycling, if the contractual cash flows of the investment comprise solely payments of principal and interest and the investment is held within a business model whose objective is achieved by both the collection of contractual cash flows and sale. Changes in fair value are recognized in other comprehensive income, except for the recognition in profit or loss of ECL, interest income (calculated using the effective interest method) and foreign exchange gains and losses. When the investment is derecognized, the amount accumulated in other comprehensive income is recycled from equity to profit or loss.

-	FVTPL if the investment does not meet the criteria for being measured at amortized cost or FVTOCI (recycling). Changes in the fair value of the investment (including interest) are recognized in profit or loss.

24

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(i)	Financial assets (cont’d)

Equity investments

An investment in equity securities is classified as FVTPL unless the equity investment is not held for trading purposes and on initial recognition of the investment the Combined Group makes an election to designate the investment at FVTOCI (non-recycling) such that subsequent changes in fair value are recognized in other comprehensive income. Such elections are made on an instrument-by-instrument basis, but may only be made if the investment meets the definition of equity from the issuer’s perspective. Where such an election is made, the amount accumulated in other comprehensive income remains in the fair value reserve (non-recycling) until the investment is disposed of. At the time of disposal, the amount accumulated in the fair value reserve (non-recycling) is transferred to retained earnings. It is not recycled through profit or loss. Dividends from an investment in equity securities, irrespective of whether classified as at FVTPL or FVTOCI, are recognized in profit or loss as other income.

(j)	Trade and other receivables

A receivable is recognized when the Combined Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the Combined Group has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are stated at amortized cost using the effective interest method less allowance for credit losses.

(k)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Bank overdrafts that are repayable on demand and from an integral part of the Combined Group’s cash management are also included as component of cash and cash equivalents for the purpose of combined cash flow statement. Cash and cash equivalents are assessed for ECL.

25

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(l)	Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into and the definitions of a financial liability and an equity instrument under HKFRSs. An equity instrument is any contract that evidences a residual interest in the assets of the Combined Group after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out in Notes 3(m) to 3(o) below.

(m)	Trade and other payables

Trade and other payables are stated initially at their fair value and subsequently measured at amortized cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(n)	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred, and subsequently measured at amortized cost using the effective interest method.

Borrowings are classified as current liabilities unless the Combined Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(o)	Equity instruments

Equity instruments issued by the Combined Group are recorded at the proceeds received, net of direct issue costs.

(p)	Revenue recognition

Revenue is recognized when control over a product or service is transferred to the customer, at the amount of promised consideration to which the Combined Group is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

26

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Revenue recognition (cont’d)

Revenue from the sale of the Combined Group’s products are recognized when control of the goods has transferred, being when the goods have been shipped to the customer’s specific location (delivery). Following delivery, the customer has full discretion over the channel and price to sell the goods, has the primary responsibility when on selling the goods and bears the risks of obsolescence and loss in relation to the goods. A receivable is recognized by the Combined Group when the goods are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Software licensing income is recognized over the license period.

Commission income is recognized when the relevant trading agency services are provided.

(q)	Employee benefits

(i)	Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognized until the time of leave.

(ii)	Pension obligations

The Combined Group contributes to defined contribution retirement schemes which are available to all eligible employees. Contributions to the schemes by the Combined Group and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to the profit or loss represents contributions payable by the Combined Group to the funds.

For the defined benefit retirement scheme, the liability recognized in the combined statement of financial position is the present value of the defined benefit obligation less the fair value of plan assets (if any). The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating the terms of the related pension obligation. If there is no deep market in such bonds, the market rates on government bonds are used.

27

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Employee benefits (cont’d)

(ii)	Pension obligations (cont’d)

Remeasurements of the net defined benefit liability - which include actuarial gains and losses, are recognized in other comprehensive income in the period in which they arise and will not be reclassified to profit or loss. Service costs are recognized immediately in profit or loss.

(iii)	Termination benefits

Termination benefits are recognized at the earlier of the dates when the Combined Group can no longer withdraw the offer of those benefits, and when the Combined Group recognizes restructuring costs and involves the payment of termination benefits.

(r)	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

To the extent that funds are borrowed generally and used for the purpose of obtaining a qualifying asset, the amount of borrowing costs eligible for capitalisation is determined by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate is the weighted average of the borrowing costs applicable to the borrowings of the Combined Group that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asset.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

28

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(s)	Taxation (cont’d)

Income tax represents the sum of current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognized in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Combined Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognized if the temporary difference arises from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries except where the Combined Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognized in profit or loss, except when it relates to items recognized in other comprehensive income or directly in equity, in which case the deferred tax is also recognized in other comprehensive income or directly in equity.

29

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(s)	Taxation (cont’d)

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Combined Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Combined Group intends to settle its current tax assets and liabilities on a net basis.

(t)	Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the combined statement of profit or loss to its estimated recoverable amount unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset / cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset / cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

30

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets

The Combined Group recognizes a loss allowance for ECL on trade receivables and other receivables. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Combined Group always recognizes lifetime ECL for trade receivables and other receivables. The ECL on these financial assets are estimated using a provision matrix based on the Combined Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Combined Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Combined Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Combined Group compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Combined Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Combined Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organizations, as well as consideration of various external sources of actual and forecast economic information that relate to the Combined Group’s core operations.

31

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets (cont’d)

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

-	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
-	significant deterioration in external market indicators of credit risk for a particular financial instrument;
-	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
-	an actual or expected significant deterioration in the operating results of the debtor;
-	significant increases in credit risk on other financial instruments of the same debtor;
-	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Combined Group presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Combined Group has reasonable and supportable information that demonstrates otherwise.

Significant increase in credit risk (cont’d)

Despite the foregoing, the Combined Group assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)	The financial instrument has a low risk of default,
(ii)	The debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and
(iii)	Adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

32

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets (cont’d)

The Combined Group considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Combined Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Combined Group considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

-	when there is a breach of financial covenants by the counterparty; or
-	information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Combined Group, in full (without taking into account any collaterals held by the Combined Group).

Irrespective of the above analysis, the Combined Group considers that default has occurred when a financial asset is more than 90 days past due unless the Combined Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

-	significant financial difficulty of the issuer or the counterparty;
-	a breach of contract, such as a default or past due event;
-	the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or
-	it is becoming probable that the counterparty will enter bankruptcy or other financial reorganization; or
-	the disappearance of an active market for that financial asset because of financial difficulties.

33

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets (cont’d)

Write-off policy

The Combined Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Combined Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date.

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Combined Group in accordance with the contract and all the cash flows that the Combined Group expects to receive, discounted at the original effective interest rate.

If the Combined Group has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Combined Group measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Combined Group recognizes an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

34

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(v)	Provisions and contingent liabilities

Provisions are recognized for liabilities of uncertain timing or amount when the Combined Group has a present legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditures expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow is remote.

(w)	Events after the reporting period

Events after the reporting period that provide additional information about the Combined Group’s position at the end of the reporting period or those that indicate the going concern assumption is not appropriate are adjusting events and are reflected in the combined financial statements. Events after the reporting period that are not adjusting events are disclosed in the notes to the combined financial statements when material.

35

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

4.	CRITICAL JUDGMENTS AND KEY ESTIMATES

Critical judgments in applying accounting policies

In the process of applying the accounting policies, the directors have made the following judgments that have the most significant effect on the amounts recognized in the combined financial statements.

(a)	Going concern basis

These combined financial statements have been prepared on a going concern basis, the validity of which depends upon the financial support of FTA and Maestro’s shareholder, Lantronix, Inc., at a level sufficient to finance the working capital requirements of the Combined Group. Details are explained in Note 1 to the combined financial statements.

(b)	Acting as principal or agent when conducting business

Under IFRS 15, the Combined Group is required to make judgment on its revenue earning activities in order to determine whether the Combined Group is acting as principal or as agent. This judgment would affect the amount being recognized as revenue.

The Combined Group is authorized distributor of certain electronic component manufacturers. Normally, customers directly place order with the Combined Group and such trades are conducted under normal business arrangement. The Combined Group obtained full control of the relevant goods before selling to the customers (hence acting as principal) and recognize the gross selling price as revenue.

36

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

4.	CRITICAL JUDGMENTS AND KEY ESTIMATES (CONT’D)

Critical judgments in applying accounting policies (cont’d)

(b)	Acting as principal or agent when conducting business (cont’d)

However, the Combined Group also has an arrangement with an independent party, such that certain customers place order with this independent party and the Combined Group in turn place order with the manufacturers. The goods are shipped directly from the manufacturers to the destinations specified by the independent party and freight cost being borne by the independent party. Under this trade arrangement, the Combined Group earns a thin and fixed margin, representing the gross receipts collected from the independent party and purchase prices paid to manufacturers. The Combined Group would only recognize the net amount of gross receipt and purchase price as commission income for trades under this arrangement as the Combined Group is considered acting as purchase agent of the independent party.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

(a)	Property, plant and equipment and depreciation

The Combined Group’s management determines the estimated useful lives and related depreciation charges for the Combined Group’s property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment of similar nature and functions. The Combined Group will revise the depreciation charge where useful lives are different to those previously estimated, or it will write-off or write-down technically obsolete or non-strategic assets that have been abandoned or sold.

The carrying amounts of property, plant and equipment as at December 31, 2018 and 2017 were US$148,000 and US$242,000, respectively.

37

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

4.	CRITICAL JUDGMENTS AND KEY ESTIMATES (CONT’D)

Key sources of estimation uncertainty (cont’d)

(b)	Impairment of trade receivables

Since the early adoption of IFRS 9 on January 1, 2017, the management of the Combined Group estimates the amount of impairment loss for ECL on trade receivables based on their credit risk. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Combined Group in accordance with the contract and all the cash flows that the Combined Group expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at December 31, 2018 and 2017, the carrying amounts of trade receivables were US$1,649,000 (net of allowance for doubtful debts of US$30,000) and US$1,059,000 (net of allowance for doubtful debts of US$19,000), respectively.

(c)	Allowance for slow-moving inventories

Allowance for slow-moving inventories is made based on the ageing and estimated net realisable value of inventories. The assessment of the allowance amount involves judgment and estimates. Where the actual outcome in future is different from the original estimate, such difference will impact the carrying value of inventories and allowance charge/write-back in the period in which such estimate has been changed.

As at December 31, 2018 and 2017, accumulated allowance for slow-moving inventories were approximately US$489,000 and US$350,000, respectively.

5.	FINANCIAL RISK MANAGEMENT

The Combined Group’s activities expose it to a variety of financial risk: foreign currency risk, credit risk, liquidity risk and interest rate risk. The Combined Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Combined Group’s financial performance.

38

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	FINANCIAL RISK MANAGEMENT (CONT’D)

(a)	Foreign currency risk

The Combined Group has certain exposure to foreign currency risk as most of its business transactions, assets and liabilities are principally denominated in HK$, US$, Euro dollar (“EUR”), Indian Rupee (“INR”) and Renminbi (“RMB”). The Combined Group currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Combined Group will monitor its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise.

The following tables set out the Combined Group’s major exposure at the end of each year to foreign currency risk arising from recognized assets or liabilities denominated in respective foreign currencies. For presentation purposes, the amounts of the exposure are shown in US$, translated using the spot rates at the end of reporting period.

Denominated in US$ as foreign currency	2018	2017

Trade receivables	$1,063	$400
Deposits and other receivables	18	40
Bank and cash balances	3	50
Trade payables	(1,539)	(861)
Accruals and other payables	(146)	(184)
Amounts due (to)/from Combined Group companies	(7)	158
Borrowings	(101)	–
Total	$(709)	$(397)

Denominated in RMB as foreign currency	2018	2017

Amounts due from Combined Group companies	$453	$505
Accruals and other payables	–	(6)
Total	$453	$499

39

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	FINANCIAL RISK MANAGEMENT (CONT’D)

(a)	Foreign currency risk (cont’d)

The following table indicates the instantaneous change in the Combined Group’s loss for the years that would have been arisen if foreign exchange rates to which the Combined Group has significant exposure at the end of reporting period had changed at that day, assuming all other risk variables remained constant.

	2018		2017
Foreign currency/ Functional currency	Appreciation/ (depreciation) of foreign currency by	Loss for the year (increased)/ decrease by	Appreciation/ (depreciation) of foreign currency by	Loss for the year (increased)/ decrease by

US$ / EUR	5%	$(22)	5%	$3
	(5%)	$22	(5%)	$(3)

US$ / INR	5%	$2	5%	$3
	(5%)	$(2)	(5%)	$(3)

RMB/HK$	5%	$23	5%	$25
	(5%)	$(23)	(5%)	$(25)

The Combined Group currently does not have a foreign currency hedging policy in respect of other foreign currency transactions, assets and liabilities. The Combined Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise.

40

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	FINANCIAL RISK MANAGEMENT (CONT’D)

(b)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Combined Group is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Combined Group’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Combined Group considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Combined Group’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30-90 days from the date of billing. Debtors with balances that are more than 3 months past due are requested to settle all outstanding balances before any further credit is granted. Normally, the Combined Group does not obtain collateral from customers.

The Combined Group has certain concentration of credit risk, as the percentage of trade receivables of the Combined Group’s largest three trade debtors as at December 31, 2018 and 2017 were 35% and 28%, respectively.

41

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	FINANCIAL RISK MANAGEMENT (CONT’D)

(b)	Credit risk (cont’d)

Trade receivables (cont’d)

The Combined Group measures loss allowances for trade receivables at an amount equal to lifetime ECLs. As the Combined Group’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Combined Group’s different customer bases.

As at December 31, 2018 and 2017, the balances of loss allowance in respect of trade receivable balances are US$30,000 and US$19,000 based on an average expected loss rate of approximately 1.8% on overdue balances.

Expected loss rates are based on actual loss experience over the past few years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Combined Group’s view of economic conditions over the expected lives of the receivables.

The Combined Group considers the exposure to credit risk is low and ECL of trade receivables as immaterial.

Financial assets measured at amortized cost (except trade receivables)

All of the Combined Group’s financial assets measured at amortized cost are considered to have low credit risk, and the loss allowance recognized during the period was therefore limited to 12-month expected losses.

42

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	FINANCIAL RISK MANAGEMENT (CONT’D)

(c)	Liquidity risk

The Combined Group’s policy is to regularly monitor current and expected liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

The maturity analysis of the Combined Group’s financial liabilities is as follows:

	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years

At December 31, 2018
Trade payables	$1,700	$–	$–
Accruals and other payables	1,433	–	–
Amounts due to related companies	2,335	–	–
Amount due to a director	128	–	–
Amount due to a non-controlling shareholder of a subsidiary	9	–	–
Amount due to immediate parent	1,897	–	–
Amounts due to intermediate parents	1,489	–	–
Borrowings	2,046	–	–
Finance lease payables	7	7	13

	$11,044	$7	$13

43

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	FINANCIAL RISK MANAGEMENT (CONT’D)

(c)	Liquidity risk (Cont’d)

	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years

At December 31, 2017
Trade payables	$1,203	$–	$–
Accruals and other payables	1,264	–	–
Amounts due to related companies	2,301	–	–
Amount due to a director	128	–	–
Amount due to a non-controlling shareholder of a subsidiary	10	–	–
Amount due to immediate parent	1,903	–	–
Amount due to intermediate parents	1,328	–	–
Borrowings	1,880	–	–
Finance lease payables	14	7	21

	$10,031	$7	$21

(d)	Interest rate risk

The Company’s exposure to interest rate risk arises from its bank overdrafts. These overdrafts bear interests at variable rates varied with the then prevailing market condition.

At December 31, 2018 and 2017, it is estimated that a general increase/(decrease) of 100 basis points in interest rates, with all other variables held constant, would have (decreased)/increased the Combined Group’s profit or loss as follows:

Increase/(decrease) in interest rates	2018	2017

100 basis points	(18)	(18)
(100) basis points	18	18

44

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

5.	FINANCIAL RISK MANAGEMENT (CONT’D)

(d)	Interest rate risk (cont’d)

The sensitivity analysis above indicates the impact on the Combined Group’s profit for the year and equity that would have arisen assuming that there is an annualised impact on interest income and expense by a change in interest rates. The analysis has been performed on the same basis throughout the year.

(e)	Categories of financial instruments at December 31

	2018	2017

Financial assets:
Financial assets measured at amortized cost:
Trade receivables	$1,649	$1,059
Deposits and other receivables	115	110
Amount due from related companies	13	91
Bank and cash balances	225	615

Financial liabilities:
Financial liabilities at amortized cost:
Trade payables	1,700	1,203
Accruals and other payables	1,433	1,264
Amounts due to related companies	2,335	2,301
Amount due to a director	128	128
Amount due to a non-controlling shareholder of a subsidiary	9	10
Amount due to an immediate parent	1,897	1,903
Amounts due to intermediate parents	1,489	1,328
Borrowings	2,046	1,880
Finance lease payables	$25	$39

(f)	Fair values

The carrying amounts of the Combined Group’s financial assets and financial liabilities as reflected in the combined statement of financial position approximate their respective fair values.

45

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

6.	REVENUE

	2018	2017

Revenue from contracts with customers
Sales of goods	$10,221	$10,154
Commission income	19	20
Other service and software licensing incomes	467	365

	$10,707	$10,539

Disaggregation of revenue

The Combined Group derives revenue from the transfer of goods and services at a point in time and over time in the following geographical regions:

	2018	2017

Primary geographical markets
- The People’s Republic of China (the “PRC”)
(including Hong Kong)	$1,103	$3,232
- The United States of America (the “U.S.A.”)	1,053	85
- Australia	194	331
- Canada	334	69
- EU countries (excluding Germany, Spain and
United Kingdom)	1,423	1,745
- Germany	1,377	1,454
- India	1,138	916
- Singapore	572	215
- Spain	797	338
- South Africa	374	212
- Thailand	359	108
- United Kingdom	641	597
- Vietnam	445	556
- Others	897	681

Total	$10,707	$10,539

46

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

6.	REVENUE (CONT’D)

	2018	2017

Time of revenue recognition
Products and services transferred at a point in time	$10,350	$10,384
Services transferred over time	357	155

	$10,707	$10,539

7.	INVESTMENT AND OTHER INCOME

	2018	2017

Bank interest income	$–	$5
Management fee income from a related company	203	459
Other income	9	39

	$212	$503

8.	OTHER GAINS AND LOSSES, NET

	2018	2017

Exchange gains/(losses)	$48	$(28)
Gain on disposals of property, plant and equipment	3	4

	$51	$(24)

47

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

9.	FINANCE COSTS

	2018	2017

Bank overdraft interest	$56	$39
Finance lease payables interest	3	1
Import financing loans interest	–	20
Other finance costs	2	1

	$61	$61

10.	INCOME TAX

	2018	2017

Current tax
Provision for the year	$2	$37

Deferred tax (note 25)	(11)	(6)

Income tax (credit)/expense	$(9)	$31

No provision for current income tax is required since the Combined Group has no assessable profit for the years ended December 31, 2018 and 2017.

48

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

10.	INCOME TAX (CONT’D)

The reconciliation between the income tax and the product of loss before tax multiplied by the Hong Kong Profits Tax rate is as follows:

	2018	2017

Loss before tax	$(1,010)	$(1,131)

Tax at the domestic income tax rate of 16.5% (2017: 16.5%)	(167)	(187)
Tax effect of expenses that are not deductible	124	245
Tax effect of income that is not taxable	(33)	(38)
Tax effect of temporary differences not recognized	(7)	(2)
Tax effect of tax losses not recognized	119	12
Tax effect of utilization of tax losses not previously recognized	2	(19)
Effect of difference tax rates of subsidiaries	(47)	20

Income tax (credit)/expense	$(9)	$31

11.	LOSS FOR THE YEAR

Loss for the year is stated after charging/(crediting) the following:

	2018	2017

Amortization of intangible assets (Note 15)	$38	$49
Depreciation (Note 14)	105	138
Gain on disposals of property, plant and equipment	(3)	(4)
Operating lease charges - land and buildings	193	196
Cost of inventories sold
Cost of inventories	6,202	6,267
Allowance on inventories	302	250
Reversal of allowance on inventories	(152)	(4)
	6,352	6,513
Research and development expenditure (included in other operating expenses) (Note)	$996	$839

49

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

11.	LOSS FOR THE YEAR (CONT’D)

Note:

During the years ended December 31, 2018 and 2017, research and development expenditure includes approximately US$821,000 and US$810,000 respectively relating to employee benefits expense, amounts of which are included and set out in Note 12 to the combined financial statements.

12.	EMPLOYEE BENEFITS EXPENSE

	2018	2017

Employee benefits expense (including directors’ emoluments):
Salaries, bonuses and allowances	$3,030	$2,340
Retirement benefit scheme contributions	270	249
	$3,300	$2,589

13.	BENEFITS AND INTERESTS OF DIRECTORS

(a)	During the years ended December 31, 2018 and 2017, Mr. Xavier Francois Pierre DUPONT was the only director of FTA and Maestro who received emoluments from the Combined Group.

	2018	2017

Salaries, bonus and allowances	$155	$–
Retirement benefit scheme contributions	2	–

	$157	$–

Apart from the above, Mr. Xavier Francois Pierre DUPONT had also received remunerations of US$33,000 and US$135,000 for the year ended December 31, 2018 and 2017, respectively from a related company.

(b)	None of the directors of FTA and Maestro waived any emoluments during the years ended December 31, 2018 and 2017.

50

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

14.	PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvement	Plant & machinery	Furniture and equipment	Motor vehicle	Total

Cost

At January 1, 2017	$181	$244	$317	$71	$813
Additions	3	11	26	31	71
Disposals	–	(77)	(28)	(18)	(123)
Exchange differences	1	20	24	11	56

At December 31, 2017 and January 1, 2018	$185	$198	$339	$95	$817
Additions	–	3	27	–	30
Disposals	–	–	(1)	(44)	(45)
Exchange differences	(3)	(8)	(15)	(3)	(29)

At December 31, 2018	$182	$193	$350	$48	$773

Accumulated depreciation

At January 1, 2017	$85	$199	$183	$38	$505
Charge for the year	40	27	54	17	138
Disposals	–	(75)	(13)	(17)	(105)
Exchange differences	1	17	14	5	37

At December 31, 2017 and January 1, 2018	$126	$168	$238	$43	$575
Charge for the year	40	6	47	12	105
Disposals	–	–	(1)	(32)	(33)
Exchange differences	(2)	(8)	(11)	(1)	(22)

At December 31, 2018	$164	$166	$273	$22	$625

Carrying amount

At December 31, 2018	$18	$27	$77	$26	$148

At December 31, 2017	$59	$30	$101	$52	$242

At December 31, 2018 and 2017, the carrying amount of motor vehicles held by the Combined Group under finance lease payables (note 23) were approximately US$21,000 and US$44,000, respectively.

51

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

15.	INTANGIBLE ASSETS

	Technological know-how (note a)	Customer relationship (note b)	Others	Total

Cost

As at January 1, 2017	$84	$169	$17	$270
Exchange difference	12	24	2	38

As December 31, 2017 and 2018	$96	$193	$19	$308
Exchange difference	(5)	(9)	(1)	(15)

At December 31, 2018	$91	$184	$18	$293

Accumulated amortization and impairment

At January 1, 2017	$72	$88	$17	$177
Amortization for the year	13	36	–	49
Exchange difference	11	14	2	27

At December 31, 2017 and January 1, 2018	$96	$138	$19	$253
Amortization for the year	–	38	–	38
Exchange difference	(5)	(7)	(1)	(13)

At December 31, 2018	$91	$169	$18	$278

Carrying amount

At December 31, 2018	$–	$15	$–	$15

At December 31, 2017	$–	$55	$–	$55

Notes:

(a)	Technological know-how was wireless communication technologies obtained by the Combined Group when acquiring Falcom GmbH. The amounts were fully amortized in 2016.

(b)	Customer relationship represents the future economic benefit to the Combined Group arising from regular contact between individual customer and Falcom GmbH before business combination. The remaining amortization periods were 0.5 year and 1.5 years as at December 31, 2018 and 2017, respectively.

52

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

16.	INVENTORIES

	2018	2017

Raw materials	$1,182	$881
Work in progress	92	21
Finished goods	880	1,037
Goods in transit	36	118
Less: allowance	(489)	(350)

	$1,701	$1,707

Reconciliation of allowance for inventories

At January 1	$350	$85
Allowance for the year	302	250
Reversal for allowance	(152)	(4)
Exchange differences	(11)	19

At December 31	$489	$350

17.	TRADE RECEIVABLES

	2018	2017

Trade receivables	$1,679	$1,078
Allowance for doubtful debts	(30)	(19)

	$1,649	$1,059

The carrying amounts of the trade receivables are denominated in the following currencies:

	2018	2017

US dollar	$1,010	$385
HK dollar	–	10
Renminbi	–	173
Euro	475	401
Indian Rupee	164	90

	$1,649	$1,059

53

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

18.	BANK AND CASH BALANCES

The bank and cash balances of the Combined Group are denominated in the following currencies:

	2018	2017

US dollar	$27	$51
HK dollar	35	68
Renminbi	13	74
Euro	137	334
Indian Rupee	13	88

	$225	$615

As at December 31, 2018 and 2017, the bank balances of the Combined Group denominated in RMB and deposited with banks in the PRC amounted to approximately US$13,000 and US$74,000, respectively. Conversion of RMB into foreign currencies is subject to the PRC’s Foreign Exchange Control Regulations and Administration of Settlement, Sale and Payment of Foreign Exchange Regulations.

19.	TRADE PAYABLES

The carrying amounts of the Combined Group’s trade payables are denominated in the following currencies:

	2018	2017

US dollar	$1,543	$861
HK dollar	8	9
Renminbi	33	137
Euro	77	107
Indian Rupee	39	89

Total	$1,700	$1,203

54

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

20.	ACCRUALS AND OTHER PAYABLES

	2018	2017

Accrued salaries	$456	$220
Accrued expenses	686	652
Customer deposits	155	199
Other payables	136	193

	$1,433	$1,264

21.	AMOUNTS DUE FROM/ (TO) A DIRECTOR, A NON-CONTROLLING SHAREHOLDER OF A SUBSIDIARY, RELATED COMPANIES, IMMEDIATE PARENT AND INTERMEDIATE PARENTS

The amounts due from/(to) a director, a non-controlling shareholder of a subsidiary, related companies, immediate parent and intermediate parents are unsecured, interest-free and have no fixed repayment terms.

22.	BORROWINGS

	Note	2018	2017

Bank overdrafts	(a)	$1,852	$1,802
Import financing loans	(b)	56	–
Loan from a shareholder of Dragon Fortune	(c)	138	78

		$2,046	$1,880

All the above bank overdrafts, import financing loans and loan from a shareholder of Dragon Fortune are repayable within one year.

(a)	Bank overdrafts are denominated in HK$ and were secured by corporate guarantee and bank deposits of Dragon Fortune, an intermediate parent company of FTA and Maestro.

(b)	The import financing loans are denominated in EUR and arranged at floating rates, thus exposing the Combined Company to cash flow interest rate risk.

(c)	Loan from a shareholder of Dragon Fortune is denominated in US$ and EUR, interest free, unsecured and has no specific repayment terms.

55

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

22.	BORROWINGS (CONT’D)

The average interest rates at end of each year were as follows:

	2018	2017

Bank overdrafts	2.88% - 4.62%	3% - 4.5%
Import financing loans	1%	N/A
Loan from a shareholder of Dragon Fortune	N/A	N/A

The directors estimate the fair value of the Combined Group’s bank borrowings at December 31, 2018 and 2017 approximate to their carrying amounts.

23.	FINANCE LEASE PAYABLES

	Minimum lease payments		Present value of minimum lease payments
	2018	2017	2018	2017

Within one year	$7	$14	$6	$13
In the second to fifth years, inclusive	7	7	6	6
After five years	13	21	13	20

	27	42	25	39
Less: Future finance charges	(2)	(3)	N/A	N/A

Present value of lease obligations	$25	$39	25	39
Less: Amount due for settlement within 12 months (shown under current liabilities)			(6)	(13)

Amount due for settlement after 12 months			$19	$26

The Combined Group has 2 motor vehicles held under finance leases. The average lease term is 5 years. The average effective borrowing rate for December 31, 2018 and 2017 were 4.05% and 4.05%. Interest rates are variable and fixed at the contract dates and thus expose the Combined Group to fair value interest rate risk.

All finance lease payables are denominated in EUR.

56

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

24.	RETIREMENT BENEFIT OBLIGATIONS

As required by local Gratuity Act, one of the Combined Group’s subsidiary is obliged to provide a lump sum benefits for eligible employees upon retirement.

The amounts of retirement benefit obligations recognized in the combined financial statements of financial position at the end of each year are as follows:

	2018	2017

Present value of defined benefit obligation	$31	$31
Fair value of plan assets	–	–
	$31	$31

The principal actuarial assumptions adopted by the Combined Group are as follows:

	2018	2017
Retirement Age	60	60
Attrition Rate	2% p.a.	2% p.a.
Salary Escalation Rate	7% p.a.	7% p.a.
Discount rate	7.78% p.a.	7.87% p.a.
Mortality rate	Based on published statistics	Based on published statistics

57

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

24.	RETIREMENT BENEFIT OBLIGATIONS (CONT’D)

Movements in the Combined Group’s retirement benefit obligations during the years are as follows:

Present value of defined benefit obligation

At January 1, 2017	$25

Amounts recognized in profit or loss:
Current service cost	4

Remeasurements recognized in other comprehensive income:
Actuarial gains / (losses)	–

Exchange difference	2

At December 31, 2017	$31

Amounts recognized in profit or loss:
Current service cost	4

Remeasurements recognized in other comprehensive income:
Actuarial gains / (losses)	–

Exchange difference	(4)

At December 31, 2018	$31

58

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

25.	DEFERRED TAX

	Intangible assets	Others	Total

At January 1, 2017	$(27)	$17	$(10)
Credit/(charge) to profit or loss for the year	14	(8)	6
Exchange differences	(3)	1	(2)

At December 31, 2017	$(16)	$10	$(6)
Credit to profit or loss for the year	11	–	11
Exchange differences	–	(1)	(1)

At December 31, 2018	$(5)	$9	$4

The following is the analysis of the deferred tax balances for combined statements of financial position purpose:

	2018	2017

Deferred tax assets	$9	$10
Deferred tax liabilities	(5)	(16)

	$4	$(6)

At December 31, 2018 and 2017, the Combined Group has estimated unused tax losses of approximately US$4,591,000 and US$3,958,000 respectively that were available for offsetting against future profits. No deferred tax asset has been recognized in respect of these tax losses due to the unpredictability of future profit streams.

59

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

26.	SHARE CAPITAL

For the purpose of presentation of these combined financial statements, the share capital in the combined statements of financial position as at December 31, 2018 and 2017 represented the aggregate paid-in capital of FTA and Maestro.

	2018	2017

Ordinary shares, issued and fully paid:
At January 1, 2017, December 31, 2017 and December 31, 2018	$1	$1

The Combined Group’s objectives when managing capital are to safeguard its ability to continue as a going concern and to maximise the return to the shareholders through the optimisation of the debt and equity balance.

The Combined Group’s currently does not have any specific policies and processes for managing capital.

The Combined Group is not subject to any externally imposed capital requirements.

27.	NOTE TO STATEMENTS OF CASH FLOWS

Reconciliation of liabilities arising from financing activities

The table below details changes in the Combined Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Combined Group’s combined statement of cash flows as cash flows from financing activities.

60

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

27.	NOTE TO STATEMENTS OF CASH FLOWS (CONT’D)

Reconciliation of liabilities arising from financing activities (cont’d)

2018	January 1, 2018	Cash flows	Interest expenses	Exchange difference	December 31, 2018

Amount due to a related company	$2,301	$(9)	$–	$–	$2,292

Amount due to a director	128	–	–	–	128

Amount due to a non-controlling shareholder of a subsidiary	10	(1)	–	–	9

Amount due to immediate parent	1,903	(6)	–	–	1,897

Amount due to intermediate parents	1,328	161	–	–	1,489

Import financing loans	–	56	–	–	56

Loan from a shareholder of Dragon Fortune	78	66	–	(6)	138

Finance lease payables	39	(13)	(3)	2	25

	$5,787	$254	$(3)	$(4)	$6,034

61

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

27.	NOTE TO STATEMENTS OF CASH FLOWS (CONT’D)

Reconciliation of liabilities arising from financing activities (cont’d)

2017	January 1, 2017	Cash flows	Interest expenses	Exchange difference	December 31, 2017

Amount due to a related company	$2,322	$(21)	$–	$–	$2,301

Amount due to a director	–	128	–	–	128

Amount due to a non-controlling shareholder of a subsidiary	8	2	–	–	10

Amount due to immediate parent	1,920	(17)	–	–	1,903

Amount due to intermediate parents	1,311	17	–	–	1,328

Import financing loans	600	(585)	(20)	5	–

Loan from a shareholder of Dragon Fortune	114	(49)	–	13	78

Finance lease payables	15	22	(1)	3	39

	$6,290	$(503)	$(21)	$21	$5,787

62

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

28.	LEASE COMMITMENTS

At December 31, 2018 and 2017 the total future minimum lease payments under non-cancellable operating leases are payable as follows:

	2018	2017

Within one year	$96	$34
Within two to five years	84	46
Over 5 years	–	–

	$180	$80

Operating lease payments represents rental payable by the Group for certain of its offices. Lease are negotiated for an average term of five years and rentals are fixed over the lease terms and do not include contingent rentals.

29.	CONTINGENT LIABILITIES

As at December 31, 2018 and 2017, the Combined Group did not have any significant contingent liabilities.

30.	CAPITAL COMMITMENTS

As at December 31, 2018 and 2017, the Combined Group did not have any significant capital commitment.

63

FARGO TELECOM ASIA LIMITED

MAESTRO WIRELESS SOLUTIONS LIMITED

AND THEIR SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

31.	RELATED PARTY TRANSACTIONS

In addition to those related party transactions and balances disclosed elsewhere in the combined financial statements, the Combined Group had the following material transactions with its related parties during the years:

	2018	2017

Loan from a shareholder of Dragon Fortune	$100	$–
Impairment loss of amounts due from related companies	(93)	(884)
Interest income received from a related company	–	9
Management fee income from a related company	203	459
Management fee paid to related companies	(489)	(555)
Purchase of goods from related companies	(1,662)	(927)
Sale of goods to related companies	$183	$710

The details of remuneration of key management personnel, represents the emoluments of directors of FTA and Maestro incurred during the years are set out in note 13(a).

32.	EVENTS AFTER THE REPORTING PERIOD

(a)	On June 27, 2019, the bank overdrafts of the Combined Group were fully settled by Dragon Fortune.

(b)	On July 5, 2019, Lantronix, Inc. acquired the entire equity interests of FTA and Maestro from Maestro & FALCOM Holdings Limited and all non-controlling interests of Falcom GmbH and Maestro Europe, Sociedad Limitada from minority shareholders, hence became the ultimate parent company of the Combined Group.

(c)	During July 2019, the Combined Group has committed to pay severance payments and payments in lieu of notice totaling approximately US$328,000 to certain terminated employees.

64